Exhibit 10.34

BETTER HOLDCO, INC. CONSULTING AGREEMENT (FOR SERVICES)

Effective July 22, 2020 (“Effective Date”), Holy Machine, LLC (“Consultant”) and Better Holdco, Inc., a Delaware corporation (“Company”), agree (this “Agreement”) as follows:

1. Services and Payment. Consultant agrees to undertake and complete the Services (as defined in Exhibit A) in accordance with and on the schedule specified in Exhibit A. As the only consideration due Consultant regarding the subject matter of this Agreement, Company will pay Consultant in accordance with Exhibit A.

2. Ownership; Rights; Proprietary Information; Publicity.

2.1 Company shall own all right, title and interest (including patent rights, copyright rights, trade secret rights, mask work rights, trademark rights, sui generis database rights and all other rights of any sort throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designations, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by Consultant in connection with Services or any Proprietary Information (as defined below) (collectively, “Inventions”) and Consultant will promptly disclose and provide all Inventions to Company. All Inventions are works made for hire to the extent allowed by law. In addition, if any Invention does not qualify as a work made for hire, Consultant hereby makes all assignments necessary to accomplish the foregoing ownership. Consultant shall further assist Company, at Company’s expense, to further evidence, record and perfect such assignments, and to perfect, obtain, maintain, enforce and defend any rights assigned. Consultant hereby irrevocably designates and appoints Company and its agents as attorneys-in-fact to act for and in Consultant’s behalf to execute and file any document and to do all other lawfully permitted acts to further the foregoing with the same legal force and effect as if executed by Consultant.

2.2 Consultant agrees that all Inventions and all other business, technical and financial information (including, without limitation, the identity of and information relating to customers or employees) Consultant develops, learns or obtains in connection with the Services or that are received by or for Company in confidence, constitute “Proprietary Information.” Consultant will hold in confidence and not disclose or, except in performing the Services, use any Proprietary Information. However, Consultant shall not be obligated under this paragraph with respect to information Consultant can document is or becomes readily publicly available without restriction through no fault of Consultant. Furthermore, Consultant understands that this Agreement does not affect Consultant’s immunity under 18 USC Sections 1833(b) (1) or (2), which read as follows:

(1) An individual shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (A) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(2) An individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual (A) files any document containing the trade secret under seal; and (B) does not disclose the trade secret, except pursuant to court order.

Upon termination and as otherwise requested by Company, Consultant will promptly return to Company all items and copies containing or embodying Proprietary Information, except that Consultant may keep its personal copies of its compensation records and this Agreement. Consultant also recognizes and agrees that Consultant has no expectation of privacy with respect to Company’s telecommunications, networking or information processing systems (including, without limitation, stored computer files, e-mail messages and voice messages) and that Consultant’s activity, and any files or messages, on or using any of those systems may be monitored at any time without notice. Consultant further agrees that any property situated on the Company’s premises and owned, leased or otherwise possessed by the Company, including computers, computer files, email, voicemail, storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

2.3 As additional protection for Proprietary Information, Consultant agrees that during the period [***], Consultant will not encourage or solicit any employee or consultant of Company to leave Company for any reason, and (ii) Consultant will not engage in any activity that is in any way competitive with the business or demonstrably anticipated business of Company, and Consultant will not assist any other person or organization in competing or in preparing to compete with any business or demonstrably anticipated business of Company.

2.4 To the extent allowed by law, Section 2.1 and any license to Company hereunder includes all rights of paternity, integrity, disclosure and withdrawal and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like. Furthermore, Consultant agrees that notwithstanding any rights of publicity, privacy or otherwise (whether or not statutory) anywhere in the world and without any further compensation, Company may and is hereby authorized to use Consultant’s name in connection with promotion of its business, products and services and to allow others to do so. To the extent any of the foregoing is ineffective under applicable law, Consultant hereby provides any and all ratifications and consents necessary to accomplish the purposes of the foregoing to the extent possible. Consultant will confirm any such ratifications and consents from time to time as requested by Company.

2.5 If any part of the Services or Inventions is based on, incorporates, or is an improvement or derivative of, or cannot be reasonably and fully made, used, reproduced, distributed, modified, commercialized or otherwise exploited (collectively, “Exploited” or “Exploitation”) without using or violating technology or intellectual property rights owned or licensed by Consultant and not assigned hereunder, Consultant hereby grants Company and its successors a perpetual, irrevocable, worldwide royalty-free, nonexclusive, sublicensable right and license to fully Exploit and exercise all such technology and intellectual property rights in support of Company’s exercise or Exploitation of the Services, Inventions, other work performed hereunder or any assigned rights (including any modifications, improvements and derivatives of any of them).

3. Warranty.

3.1 Consultant warrants that: (i) the Services will be performed in a professional and workmanlike manner and that none of such Services or any part of this Agreement is or will be inconsistent with any obligation Consultant may have to others; (ii) all work under this Agreement shall be Consultant’s original work and none of the Services or Inventions or any development, use, production, distribution or exploitation thereof will infringe, misappropriate or violate any intellectual property or other right of any person or entity (including, without limitation, Consultant); (iii) Consultant has the full right to provide the Company with the assignments and rights provided for herein; (iv) Consultant shall comply with all applicable laws and Company safety rules in the course of performing the Services and (v) if Consultant’s work requires a license, Consultant has obtained that license and the license is in full force and effect.

3.2 Company warrants that during the term of the Agreement, Company shall comply with all applicable laws relevant to the Services.

4. Termination. [***].

5. Relationship of the Parties. Notwithstanding any provision hereof, for all purposes of this Agreement each party shall be and act as an independent contractor and not a partner, joint venturer, or agent of the other and shall not bind nor attempt to bind the other to any contract. Consultant is an independent contractor and is solely responsible for all taxes, withholdings, and other statutory or contractual obligations of any sort, including, but not limited to, workers’ compensation insurance. Company agrees to indemnify Consultant (and Aaron Schildkrout) for [***]. Consultant agrees to indemnify, defend and save Company harmless from any and all claims and threatened claims by any third party, including employees of either party, arising out of, under or in connection with:

5.1 The death or bodily injury of any third party, including any agent, employee, customer, business invitee or business visitor of Company but only to the extent caused or contributed to by Consultant, or the damage, loss or destruction of any tangible personal or real property but only to the extent caused or contributed to by the Consultant; or

5.2 An act or omission of Consultant in its capacity as an employer of a person and arising out of or relating to: (i) federal, state or other laws or regulations for the protection of persons who are members of a protected class or category or persons; (ii) sexual discrimination or harassment; (iii) work related injury or death; (iv) accrued employees benefits and (v) any other aspect of the employment or contractual relationship or its termination (including claims for breach of an express or implied contract of employment) and which, with respect to each of the clauses (i) through (v) arose when the person asserting the claim, demand, charge, action or other proceeding was or purported to be an employee or independent contractor of Consultant.

6. Assignment. This Agreement and the services contemplated hereunder are personal to Consultant and Consultant shall not have the right or ability to assign, transfer or subcontract any obligations under this Agreement without the written consent of Company. Any attempt to do so shall be void.

7. Notice. All notices under this Agreement shall be in writing, and shall be deemed given when personally delivered, sent by confirmed telecopy or other electronic means, or three (3) days after being sent by prepaid certified or registered U.S. mail to the address of the party to be noticed as set forth herein or such other address as such party last provided to the other by written notice.

8. Non-Disparagement/Non-Publication. Consultant shall not, in any communications with the press or other media or any actual or prospective borrower, investor, or other business partner of the other party, make any statement which ridicules, disparages or is derogatory of the Company, or of its affiliates, or any of their respective officers, owners or employees. Additionally, Consultant shall not, during and after its engagement with the Company, publish or submit for publication, any article or book relating to the Company, its development projects, or other aspects of Company business, without the prior written permission from the Company’s Chief Legal Officer.

9. Miscellaneous. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights. No changes or waivers to this Agreement will be effective unless in writing and signed by both parties. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable. This Agreement shall be governed by and construed in accordance with the laws of [***] without regard to the conflicts of laws provisions thereof. Any legal action or proceeding relating to this Agreement shall be brought exclusively in [***] and each party consents to the jurisdiction thereof. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover costs and attorneys’ fees. Any breach or threatened breach of Sections 2, 3, 6 or 8 of this Agreement will cause irreparable harm to the Company for which damages would not be an adequate remedy, and, therefore, the Company is entitled to injunctive relief with respect thereto (without the necessity of posting any bond) in addition to any other remedies. This Agreement constitutes the complete and exclusive agreement between the parties concerning its subject matter and supersedes all prior or contemporaneous agreements or understandings, written or oral, concerning the subject matter described herein, except that it does not change any other consulting agreements between the parties, which shall continue on their terms.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument, effective as of the date and year first written above.

BETTER HOLDCO, INC.		CONSULTANT

By:	/s/ Nicholas J. Calamari	By:	/s/ Aaron Schildkrout
Name: Nicholas J. Calamari		Name: Aaron Schildkrout, Manager
Title: General Counsel		Address: 7 BOND STREET 6C, New York, NY 10012

SIGNATURE PAGE TO BETTER HOLDCO, INC. CONSULTING AGREEMENT

EXHIBIT A

Services & Fees

Services: Consultant shall provide consulting services related to executive recruiting and such other services as mutually agreed upon by the Company and Consultant.

Term: The term will continue until the Services are completed or the Agreement is terminated under Section 4, whichever occurs first.

Fees [***]

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A-1

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A-2